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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Sterling Bancshares, Inc. on Form S-4 of out report dated March 7, 1997 (except for Note X as to which the date is March 18, 1997), appearing in the Annual Report on Form 10-K of Sterling Bancshares, Inc. for the year ended
December 31, 1996.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Houston, Texas
March 2, 1998